Exhibit 99.1

ADHEREX ANNOUNCES COMPLETION OF REVERSE STOCK SPLIT AND CONTINUANCE TO BRITISH COLUMBIA

Research Triangle Park, NC, August 25, 2011 - Adherex Technologies Inc. (TSX:AHX, Pink Sheets: ADHXF), a biopharmaceutical company focused on the development of eniluracil and 5-fluorouracil, today announced the completion of the consolidation of its issued and outstanding common shares on the basis of one (1) post-consolidation common share for every eighteen (18) pre-consolidation common shares. As a result of the consolidation, Adherex’s outstanding common share purchase warrants will be exercisable on the basis that each eighteen (18) warrants will entitle the holder to purchase one (1) common share of the Company at an exercise price of $1.44 per share.

The Company expects the common shares to begin trading on the Toronto Stock Exchange and the Pink Sheets in the United States on a consolidation-adjusted basis on or about August 30, 2011. Letters of transmittal providing for the exchange of certificates representing pre-consolidation common shares for certificates representing post-consolidation shares were mailed shareholders on August 25, 2011.

Further, Adherex has also completed the continuance of Adherex from the Canada Business Corporation Act to the Business Corporations Act(British Columbia) (the "Continuance").  Upon the Continuance, Chris A. Rallis and Steven D. Skolsky have been appointed as members of the Board of Directors and Dr. Arthur T. Porter, William G. Breen and Claudio F. Bussandri will step down.

Except for historical information described in this press release, all other statements are forward-looking. In particular, this press release contains, without limitation, forward-looking statements pertaining to the expected date upon which the post-consolidation common shares and warrants will begin trading on the Toronto Stock Exchange and the Pink Sheets in the United States. With respect to forward-looking statements contained in this press release, we have made assumptions regarding various matters. Although we believe that the expectations reflected in the forward-looking statements contained in this press release, and the assumptions on which such forward-looking statements are made, are reasonable, we cannot assure you that such expectations will prove to be correct. Readers are cautioned not to place undue reliance on forward-looking statements included in this press release, as there can be no assurance that the plans, intentions or expectations upon which the forward-looking statements are based will occur.  Forward-looking statements are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to vary, including such risks that regulatory clinical and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by the Company's patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company's products will not be as large as expected, the Company's products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to fund further development and clinical studies, the Company may not meet its future capital needs, and its ability to obtain additional funding, as well as uncertainties relative to varying product formulations and a multitude of diverse regulatory and marketing requirements in different countries and municipalities, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2010.  Adherex Technologies, Inc. disclaims any obligation to update these forward-looking statements except as required by law.

For a more detailed discussion of related risk factors, please refer to our public filings available at www.sec.gov and www.sedar.com.

For further information, please contact:

Rosty Raykov
Chief Executive Officer
Adherex Technologies Inc.
T: (919) 636-5144